1 8-K Filed February 7, 2014

2 Introduction This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2012, and subsequent SEC filings, and will be available in the Company’s Form 10-K for the year ended December 31, 2013, when filed. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.

3 Fourth Quarter Results (In millions, except per share data) (1) See Reconciliation of non-GAAP Financial Measures on slide 7 (2) During the fourth quarter, government payment reductions and molecular pathology payment issues reduced the Company’s year over year margins by approximately 170 basis points and reduced year over year operating cash flow by more than $30 million 2013 (2) 2012 +/(-) Revenue 1,437.0$ 1,405.3$ 2.3% Adjusted Operating Income (1) 219.0$ 242.2$ -9.6% Adjusted Operating Income Margin (1) 15.2% 17.2% (200) bp Adjusted EPS Excluding Amortization (1) 1.61$ 1.54$ 4.5% Operating Cash Flow 248.7$ 254.2$ -2.2% Less: Capital Expenditures (59.6)$ (61.4)$ -2.9% Free Cash Flow 189.1$ 192.8$ -1.9% Three Months Ended Dec 31,

4 Cash Flow Trends Note: 2011 Operating Cash Flow and Free Cash Flow calculation above does not include the $49.5 million Hunter Labs settlement During 2013, government payment reductions and molecular pathology payment issues reduced the Company’s Operating Cash Flow and Free Cash Flow by more than $100 million Free Cash Flow is a non-GAAP metric (see reconciliation of non-GAAP Financial Measures included herein) $538 $574 $632 $710 $781 $862 $884 $905 $869 $819 $443 $481 $516 $567 $624 $748 $758 $759 $695 $617 0 20 40 60 80 100 120 140 160 $- $200 $400 $600 $800 $1,000 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Number of Shares (Millio ns) $ Mi llion s Operating Cash Flow Free Cash Flow Weighted Avg. Diluted Shares Weighted Average Diluted Shares (millions) 150.7 144.9 134.7 121.3 111.8 109.1 105.4 101.8 97.4 91.8

5 Financial Guidance - 2014 Excluding the impact of restructuring and other special charges and share repurchase activity after December 31, 2013, guidance for 2014 is: • Revenue growth: Approximately 2.0% • Adjusted EPS Excluding Amortization: $6.35 - $6.65 • Operating cash flow: Approximately $780 Million - $820 Million • Capital expenditures: Approximately $185 Million - $205 Million

6 Supplemental Financial Information Q1 13 Q2 13 Q3 13 Q4 13 YTD Depreciation 35.1$ 35.4$ 34.7$ 39.5$ 144.7$ Amortization 19.5$ 20.5$ 20.3$ 21.4$ 81.7$ Capital expenditures 41.7$ 48.8$ 52.1$ 59.6$ 202.2$ Cash flows from operations 198.2$ 137.6$ 234.2$ 248.7$ 818.7$ Bad debt as a percentage of sales 4.3% 4.3% 4.3% 4.7% 4.4% Effective interest rate on debt: Zero coupon-subordinated notes 2.00% 2.00% 2.00% 2.00% 2.00% 3 1/8% Senior Notes 3.27% 3.27% 3.27% 3.27% 3.27% 4 5/8% Senior Notes 4.74% 4.74% 4.74% 4.74% 4.74% 5 5/8% Senior Notes 5.75% 5.75% 5.75% 5.75% 5.75% 2 1/5% Senior Notes 2.24% 2.24% 2.24% 2.24% 2.24% 3 3/4% Senior Notes 3.76% 3.76% 3.76% 3.76% 3.76% 4% Senior Notes 4.16% 4.16% 2 1/2% Senior Notes 2.52% 2.52% Revolving credit facility (weighted average) 1.25% 1.24% 1.23% 1.14% 1.14% Days sales outstanding 50 50 50 49 49 Laboratory Corporation of America Other Financial Information December 31, 2013 ($ in millions)

7 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2013 2012 Operating income 215.0$ 215.3$ Restructuring and other special charges (1) (2) 4.0 20.7 Termination of licensing agreement (2) - 6.2 Adjusted operating income 219.0$ 242.2$ Adjusted EPS Excluding Amortization Diluted earnings per common share 1.43$ 1.26$ Impact of restructuring and other special charges (1) (2) 0.03 0.13 Amortization expense (3) 0.15 0.15 Adjusted EPS Excluding Amortization 1.61$ 1.54$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Three Months Ended Dec 31, Note: Please see footnotes for this reconciliation on slide 9

8 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2013 2012 Operating income 990.9$ 1,023.5$ Restructuring and other special charges (1) (2) 21.8 25.3 Termination of licensing agreement (2) - 6.2 Acquisition fees and expenses (2) - 9.9 Adjusted operating income 1,012.7$ 1,064.9$ Adjusted EPS Excluding Amortization Diluted earnings per common share 6.25$ 5.99$ Impact of restructuring and other special charges (1) (2) 0.15 0.29 Amortization expense (3) 0.55 0.54 Adjusted EPS Excluding Amortization 6.95$ 6.82$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Year Ended Dec 31, Note: Please see footnotes for this reconciliation on slide 9

9 Reconciliation of non-GAAP Financial Measures - Footnotes 1) During the fourth quarter of 2013, the Company recorded net restructuring and other special charges of $4.0 million. The charges consisted of $3.6 million in severance related liabilities and $0.7 million in net costs associated with facility closures and general integration initiatives; partially offset by the reversal of previously established reserves of $0.3 million in unused facility-related costs. The after tax impact of these charges decreased net earnings for the three months ended December 31, 2013, by $2.5 million and diluted earnings per share by $0.03 ($2.5 million divided by 88.3 million shares). During the first three quarters of 2013, the Company recorded net restructuring and other special charges of $17.8 million. The charges included $11.8 million in severance related liabilities and $8.8 million in costs associated with facility closures and general integration initiatives; partially offset by the reversal of previously established reserves of $0.7 million in severance related liabilities and $2.1 million in unused facility-related costs. The after tax impact of these combined charges decreased net earnings for the year ended December 31, 2013, by $13.4 million and diluted earnings per share by $0.15 ($13.4 million divided by 91.8 million shares). 2) During the fourth quarter of 2012, the Company recorded net restructuring and other special charges of $20.7 million. The charges consisted of $4.8 million in severance- related liabilities and $17.1 million in net facility-related costs associated with ongoing consolidation of recent acquisitions and other operations. These charges were partially offset by the reversal of previously established reserves of $1.2 million in unused severance. The after tax impact of these net charges decreased net earnings for the three months ended December 31, 2012 by $12.8 million and diluted earnings per share by $0.13 ($12.8 million divided by 95.3 million shares). During the first three quarters of 2012, the Company recorded net restructuring and other special charges of $4.6 million. The charges consisted of $11.4 million in severance-related liabilities and $2.5 million in net facility-related costs primarily associated with ongoing consolidation of recent acquisitions and other operations and the termination of an executive vice president. These charges were partially offset by the reversal of previously established reserves of $5.7 million in unused severance and $3.6 million in unused facility-related costs. The Company also recorded $9.9 million in fees associated with the successful completion of its acquisition of MEDTOX Scientific, Inc. (“MEDTOX”) on July 31, 2012. As part of the Clearstone integration, the Company recorded a $6.9 million loss in other income (expense) relating to the disposal of one of its European subsidiaries. In addition, in conjunction with the liquidation of one of its joint ventures, the Company recorded a one-time increase of $2.9 million in equity method income. For the year ended December 31, 2012, the after tax impact of these combined net charges decreased net earnings by $27.9 million and diluted earnings per share by $0.29 ($27.9 million divided by 97.4 million shares). The Company also recorded accelerated amortization of $6.2 million related to its termination of a licensing agreement in November 2012. The after tax impact of this accelerated amortization decreased net earnings for the three months and year ended December 31, 2012 by $3.8 million and diluted earnings per share by $0.04 and $0.04, respectively ($3.8 million divided by 95.3 and 97.4 million shares, respectively). 3) The Company continues to grow its business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the three months ended December 31, 2013 and 2012, intangible amortization was $21.4 million and $23.2 million, respectively ($13.2 million and $14.4 million net of tax, respectively) and decreased EPS by $0.15 ($13.2 million divided by 88.3 million shares) and $0.15 ($14.3 million divided by 95.3 million shares), respectively. For the years ended December 31, 2013 and 2012, intangible amortization was $81.7 million and $86.3 million respectively ($50.3 million and $53.2 million net of tax, respectively) and decreased EPS by $0.55 ($50.3 million divided by 91.8 million shares) and $0.54 ($53.2 million divided by 97.4 million shares), respectively.

10 Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 Cash flows from operations1 818.7$ 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ Capital expenditures (202.2) (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) Free cash flow2 616.5 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 Weighted average diluted shares outstanding 91.8 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 Reconciliation of non-GAAP Financial Measures (In millions, except per share data)

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